Exhibit 10.10

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of July      , 2020, by and among GAIN THERAPEUTICS, INC., a Delaware corporation, with headquarters located at _______________________ (the “Company”), GT Gain Therapeutics SA, a Swiss company (“GT Gain SA”) and ________________, with a mailing address of ______________________________________ (the “Investor”).

WHEREAS:

A.          The Investor holds _______shares (the “GT Gain Common Shares”) of common stock, $1.00 par value (“GT Common Stock”) [and _______ shares of Series A Preferred Stock, $1.00 par value (the “GT Gain Preferred Shares” [together with the shares of GT Common Stock,] (the “GT Gain Shares”), of GT Gain SA;

B.          The Company, GT Gain SA and the Investor desire to enter into this Agreement, pursuant to which the Company and the Investor shall exchange the GT Gain Common Shares for _______ shares (the “Gain US Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) [and the GT Gain Preferred Shares for ____ shares of the Company’s Series A Preferred Stock (the “Gain US Preferred Shares” and together with the Gain US Common Shares,] the “Gain US Shares”; and

C.          The exchange of the GT Gain Shares for the Gain US Shares is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or Regulation S promulgated thereunder.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.          EXCHANGE.

1.1          Exchange. Subject to the terms and conditions contained herein, the Investor and the Company hereby agree to exchange the GT Gain Shares for the Gain US Shares (the “Exchange”) on the date on which  all of the conditions set forth in Section 4 have been satisfied or waived, or such other date mutually agreed to by the parties (the “Closing Date”).

1.2          Delivery. In exchange for the GT Gain Shares, the Company shall deliver or cause to be delivered to the Investor the Gain US Shares.

2.          COMPANY REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Investor to enter into this Agreement and consummate the Exchange, the Company represents, warrants and covenants with and to the Investor and GT Gain SA as follows:

2.1          Organization; Capitalization.

(a)          The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was formed and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company is not a party to any joint venture and does not directly or indirectly own or hold capital stock or an equity or similar interest in any entity. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on (i) its financial condition, business, assets, prospects or results of operations, taken as a whole, (ii) its ability to perform its obligations under this Agreement (herein, a “Material Adverse Effect”).

(b)          The authorized capital stock of the Company after sale of the $8,000,000 of Series B Preferred Stock will consist of (i) 50,000,000 shares of Common Stock, (ii) 10,000,000 shares of Preferred Stock, of which 1,346,390 shares shall be designated Series A convertible preferred stock and 3,367,003 shares shall be designated Series B convertible preferred stock.  As of the Closing Date, there are 1,772,736 shares of Common Stock of the Company issued and 536,913 shares of Common Stock reserved for issuance under the Company’s 2020 Equity Incentive Plan.  The Company has no plans or commitments to issue any securities other than the issuance of shares of Common Stock and Series A Preferred Stock to the holders of equity of  GT Gain SA, the issuance and sale of up to a maximum of 3,367,003 shares of Series B Preferred Stock in the Series B Preferred Stock offering and the issuance of warrants to Tribal Capital Markets, LLC, the placement agent for the Series B Preferred Stock offering (the “Placement Agent”) to purchase shares of Common Stock representing 8% of the number of shares of Series B Preferred Stock sold in the Series B Preferred Stock offering. All of the issued and outstanding Common Stock, Series A Preferred Stock and Series B Preferred Stock are or on the Closing date when issued will be duly authorized, validly issued, fully paid, non-assessable and free of all preemptive rights. Other than warrants to purchase 8% of the number of shares of Series B Preferred Stock issued in the Company’s current offering, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except for the Voting Agreement, Right of First Refusal and Co-Sale Agreement and Investor Rights Agreement  to be executed by the Investor and the holders of Series B Preferred Stock, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of capital stock of the Company were issued in compliance with applicable federal and state securities laws.

2.2          Authority; Execution and Delivery; Enforceability.

(a)          The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement to perform its obligations hereunder and to consummate the Exchange. The execution, delivery and performance of this Agreement and the consummation of the Exchange has been duly authorized and approved by all required action on the part of the Company and, no other corporate or other proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby.

(b)          This Agreement has been duly authorized, executed and delivered and constitutes, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)          The issuance of the Gain US Shares is duly authorized and upon issuance, in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof with the holders being entitled to all rights accorded to a holder of Preferred Stock or Common Stock, as applicable.

2.3          No Conflicts. Neither the execution and delivery of or performance by the Company under this Agreement nor the consummation of the transactions herein contemplated conflicts with or violates, or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, or any term of the Company’s Amended and Restated Certificate of Incorporation or By-laws of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Company’s Amended and Restated Certificate of Incorporation or By-laws) which would not reasonably be expected to, have a Material Adverse Effect on the Company.

2.4          Indebtedness. The Company  (i) has no outstanding Indebtedness, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, or (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect.  For the purposes of this Agreement, the term “Indebtedness” means (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including (without limitation) “Capital Leases” (as defined under GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any person, even though the person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) except for obligations owed to service providers of in connection with this Agreement and the transactions contemplated herein, all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

2.5          Governmental Authorizations. The Company has obtained all material licenses, permits and other governmental authorizations necessary to conduct its business as presently conducted. The Company has not received any written notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety  and health, securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, would have an Material Adverse Effect on the Company, and the Company knows of no facts or set of circumstances which could give rise to such a notice.

2.6          Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Lender contained herein, the offer and issuance by the Company of the Gain US Shares is exempt from registration under the Securities Act.

2.7          Company Agreements. No default by the Company or, to the knowledge of the Company, any other party, exists in the due performance under any material agreement to which the Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”). The Company Agreements are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

2.8          Intellectual Property. The Company owns all right, title and interest in, or possesses enforceable rights to use, all patents, patent applications, trademarks, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes and formulations necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property”). To the knowledge of the Company, the Company has not infringed upon the rights of others with respect to the Intellectual Property and, the Company has not received written notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intellectual Property, or any written notice of conflict with the asserted rights of others with respect to the Intellectual Property. To the knowledge of the Company, no others have infringed upon the rights of the Company with respect to the Intellectual Property. None of the Company’s Intellectual Property have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.

 2.9          Employee Matters. The Company is not a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer of the Company (as defined in Rule 501(f) of the Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non- competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

2.10          Proceedings. There are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of the Company, threatened, against the Company, or involving its assets or any of its officers or directors (in their capacity as such) which, if determined adversely to the Company or such officer or director, could reasonably be expected to have a Material Adverse Effect on the Company or adversely affect the transactions contemplated by this Agreement or the enforceability thereof.

2.11          Compliance. The Company is not: (i) in violation of its Certificate of Incorporation or By-laws; (ii) in default of any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which could reasonably be expected to have a Material Adverse Effect on the Company; (iii) in violation of any statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect on the Company; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over the Company and specifically naming the Company, which violation or violations individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

2.12          Related Party Transactions. As of the date of this Agreement, no current or former stockholder, director, officer or employee of the Company, nor, to the knowledge of the Company, any affiliate of any such person is presently, directly or indirectly through his affiliation with any other person or entity, a party to any loan from the Company or any other transaction (other than as an employee) with the Company providing for the furnishing of services by, or rental of any personal property from, or otherwise requiring cash payments to any such person.

2.13          Taxes.  The Company has filed, on a timely basis, each federal, state, local and foreign tax return, report and declarations that were required to be filed, or has requested an extension therefor and has paid all taxes and all related assessments, charges, penalties and interest to the extent that the same have become due. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. To the Company’ knowledge, none of the Company’ tax returns are presently being audited by any taxing authority. No liens have been filed and no claims are being asserted by or against the Company with respect to any taxes (other than liens for taxes not yet due and payable). The Company has not received written notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other person on its behalf. The Company is not a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. The Company has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. All share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Gain US Shares to be exchanged with the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

3.          INVESTOR’S REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Investor represents, warrants and covenants with and to the Company as follows:

3.1          Authorization and Binding Obligation. The Investor has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement and to exchange the GT Gain Shares for the Gain US Shares being issued to such Investor hereunder. The execution, delivery and performance of this Agreement and the consummation by such Investor of the transactions contemplated hereby have been duly authorized by all requisite corporate, partnership or similar action on the part of such Investor and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered. This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.2          Beneficial Owner.  The Investor owns, good and marketable title to the GT Gain Shares, free and clear of any liens or encumbrances and the GT Gain Shares have not been pledged to any third party. The Investor has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the GT Gain Shares, the Gain US Shares or any portion thereof.

3.3          Accredited Investor.  The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and would not be disqualified under Rule 506(d) of the 1933 Act on the basis of being a “bad actor”, as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the Securities and Exchange Commission..

3.4          Sale or Transfer.  The Investor has not entered into any agreement or understanding with any person or entity to dispose of the Gain US Shares. The exchange by the Investor and the consummation of the transactions herein, does not by itself or with the passage of time violate or infringe upon the rights of any third parties or result or could reasonably result in any claims against the Investor or the Company. The exchange by the Investor and the consummation of the transactions herein, does not by itself or with the passage of time violate or infringe upon the rights of any third parties or result or could reasonably result in any claims against the Investor or the Company.

3.5          Proceedings.  No proceedings relating to the GT Gain Shares are pending or, to the knowledge of the Investor, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Investor’s right and ability to surrender and exchange the GT Gain Shares for the Gain US Shares.

3.6          Reliance on Exemptions. The Investor understands that the Gain US Shares being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Gain US Shares.

3.7          No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Gain US Shares or the fairness or suitability of the investment in the Gain US Shares nor have such authorities passed upon or endorsed the merits of an investment in the Gain US Shares.

3.8          No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clause (i) or (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

3.9          No Public Sale or Distribution.  The Investor is acquiring the Gain US Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Gain US Shares, for its own account and not with a view towards, or for resale in connection with, the public distribution of the Gain US Shares in violation of applicable securities laws.

3.10          Information.  The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Gain US Shares which have been requested by the Investor.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor understands that its investment in the Gain US Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Gain US Shares.

3.11          Transfer or Resale.  The Investor understands that: (i) the Gain US Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel to the Investor, in a form reasonably acceptable to the Company, to the effect that the Gain US Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration.

3.12          For Non-U.S. Investors. The Investor is not a U.S. Person as that term is defined in Regulation S promulgated under the Securities Act. The Investor’s principal address is outside the United States and the Investor has no present intention of becoming a resident of (or moving its principal place of business to) the United States. At the time of Closing and issuance of the Gain US Shares to the Investor, the Investor, was located outside the United States. The Gain US Shares are being acquired solely for the Investor’s own account and not for the account or the benefit of a U.S. person.

4.          GT GAIN SA REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Company to enter into this Agreement and consummate the Exchange, GT Gain SA represents, warrants and covenants with and to the Company as follows:

4.1          Organization; Capitalization.

(a)          GT Gain SA is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was formed and has the requisite power and authority to own its properties and to carry on its business as now being conducted. GT Gain SA is not a party to any joint venture and does not directly or indirectly own or hold capital stock or an equity or similar interest in any entity. GT Gain SA is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on GT Gain SA.

(b)          The authorized capital stock of GT Gain SA consists of 359,639 shares with a nominal value CHF 1.0 per share, of which 225,000 are common shares and 134,639 are Series A Convertible Preferred Stock.  The Company has no plans or commitments to issue any securities. All of the issued and outstanding Common Stock and  Series A Convertible Preferred Stock of GT Gain SA are duly authorized, validly issued, fully paid, non-assessable and free of all preemptive rights. Other than rights of the Series A Series A Convertible Preferred Stock there are no outstanding or authorized options, warrants, rights, agreements or commitments to which GT Gain SA is a party or which are binding upon GT Gain SA providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to GT Gain SA. Other than agreements with the Series A Convertible Preferred Stock holders, there are no agreements to which GT Gain SA is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act or Swiss law, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of GT Gain SA. All of the issued and outstanding shares of capital stock of GT Gain SA were issued in compliance with applicable securities laws.

4.2          Authority; Execution and Delivery; Enforceability.

(a)          GT Gain SA has all requisite power, authority and legal capacity to execute and deliver this Agreement to perform its obligations hereunder and to consummate the Exchange. The execution, delivery and performance of this Agreement and the consummation of the Exchange has been duly authorized and approved by all required action on the part of GT Gain SA and, no other corporate or other proceedings on the part of GT Gain SA are necessary to authorize this Agreement and the transactions contemplated hereby.

(b)          This Agreement has been duly authorized, executed and delivered and constitutes, the valid and binding obligation of GT Gain SA , enforceable against GT Gain SA  in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of GT Gain SA’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.3          No Conflicts. Neither the execution and delivery of or performance by GT Gain SA  under this Agreement nor the consummation of the transactions herein contemplated conflicts with or violates, or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of GT Gain SA  under any agreement or other instrument to which GT Gain SA  is a party or by which GT Gain SA  or its assets may be bound, or any term of the GT Gain SA’s organizational documents, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to GT Gain SA  or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the GT Gain SA’s organizational documents) which would not reasonably be expected to, have a Material Adverse Effect on GT Gain SA.

4.4          Financial Statements.

(a)          GT Gain SA’s unaudited financial statements as and for the periods ended December 31, 2019 (collectively, the “Financial Statements”), together with the related notes, if any, present fairly, in all material respects, the financial position of GT Gain SA as of the dates specified and the results of operations for the periods covered thereby. Such financial statements and related notes were prepared in accordance with the laws and regulations in force in Switzerland applied on a consistent basis throughout the periods indicated. Except as set forth in such Financial Statements, GT Gain SA has no known material liabilities of any kind, whether accrued, absolute, contingent, or otherwise. All other financial and statistical information provided to the Company by GT Gain SA  with respect to GT Gain SA  present fairly in all material respects the information shown therein on a basis consistent with the Financial Statements of GT Gain SA. GT Gain SA does not know of any facts, circumstances or conditions which could reasonably be expected to have a Material Adverse Effect.

(b)          Since the date of GT Gain SA’s most recent Financial Statements, there has been no Material Adverse Effect on GT Gain SA. Since the date of GT Gain SA’s most recent Financial Statements, GT Gain SA has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $50,000. GT Gain SA has not taken any steps to seek protection pursuant to any bankruptcy law nor does GT Gain SA have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

4.5          Indebtedness. GT Gain SA   (i) has no outstanding Indebtedness, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, or (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect.

4.6          Governmental Authorizations. GT Gain SA has obtained all material licenses, permits and other governmental authorizations necessary to conduct its business as presently conducted. GT Gain SA has not received any written notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety  and health, securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, would have an Material Adverse Effect on GT Gain SA, and GT Gain SA  knows of no facts or set of circumstances which could give rise to such a notice.

4.7          GT Gain SA Agreements. No default by GT Gain SA  or, to the knowledge of GT Gain SA , any other party, exists in the due performance under any material agreement to which GT Gain SA  is a party or to which any of its assets is subject (collectively, the “GT Gain SA Agreements”). The GT Gain SA Agreements are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

4.9          Intellectual Property. GT Gain SA  owns all right, title and interest in, or possesses enforceable rights to use, all patents, patent applications, trademarks, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes and formulations necessary for the conduct of its business as now conducted (collectively, the “GT Gain SA Intellectual Property”). To the knowledge of GT Gain SA , GT Gain SA  has not infringed upon the rights of others with respect to the Intellectual Property and GT Gain SA  has not received written notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intellectual Property, or any written notice of conflict with the asserted rights of others with respect to the Intellectual Property. To the knowledge of GT Gain SA , no others have infringed upon the rights of GT Gain SA  with respect to the Intellectual Property. None of GT Gain SA Intellectual Property have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.

 4.10          Employee Matters. GT Gain SA is not a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer of GT Gain SA  (as defined in Rule 501(f) of the Act) has notified GT Gain SA  that such officer intends to leave GT Gain SA  or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of GT Gain SA , is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non- competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject GT Gain SA  to any liability with respect to any of the foregoing matters. GT Gain SA  is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on GT Gain SA.

4.11          Proceedings. There are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of GT Gain SA , threatened, against GT Gain SA , or involving its assets or any of its officers or directors (in their capacity as such) which, if determined adversely to GT Gain SA  or such officer or director, could reasonably be expected to have a Material Adverse Effect on GT Gain SA  or adversely affect the transactions contemplated by this Agreement or the enforceability thereof.

4.12          Compliance. GT Gain SA  is not: (i) in violation of its organizational documents; (ii) in default of any indenture, mortgage, deed of trust, note or other agreement or instrument to which GT Gain SA  is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which could reasonably be expected to have a Material Adverse Effect on GT Gain SA; (iii) in violation of any statute, rule or regulation applicable to GT Gain SA, the violation of which would have a Material Adverse Effect on GT Gain SA ; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over GT Gain SA  and specifically naming GT Gain SA , which violation or violations individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect on GT Gain SA .

4.13          Related Party Transactions. As of the date of this Agreement, no current or former stockholder, director, officer or employee of GT Gain SA, nor, to the knowledge of GT Gain SA , any affiliate of any such person is presently, directly or indirectly through his affiliation with any other person or entity, a party to any loan from GT Gain SA  or any other transaction (other than as an employee) with GT Gain SA  providing for the furnishing of services by, or rental of any personal property from, or otherwise requiring cash payments to any such person.

4.14          Taxes. GT Gain SA has filed, on a timely basis, each federal, state, local and foreign tax return, report and declarations that were required to be filed, or has requested an extension therefor and has paid all taxes and all related assessments, charges, penalties and interest to the extent that the same have become due. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of GT Gain SA know of no basis for any such claim.  GT Gain SA has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. To GT Gain SA’s knowledge, none of GT Gain SA’s tax returns are presently being audited by any taxing authority. No liens have been filed and no claims are being asserted by or against GT Gain SA with respect to any taxes (other than liens for taxes not yet due and payable). GT Gain SA has not received written notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other person on its behalf. GT Gain SA is not a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. GT Gain SA has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. All share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of GT Gain SA shares to be exchanged  hereunder will be, or will have been, fully paid or provided for by GT Gain SA, and all laws imposing such taxes will be or will have been complied with.

4.15          Regulatory Matters; Compliance. GT Gain SA has not received any written notices or other communications from the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification of any clinical trial that is being conducted by or on behalf of GT Gain SA. GT Gain SA has not received any written notices or other communications from the FDA, the EMA or any other governmental agency, and otherwise has no knowledge of, or reason to believe that, (i) any investigational new drug application for a potential product of GT Gain SA is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of GT Gain SA has been, will be or may be suspended, revoked, modified or limited.

4.16          No Misstatements of Omissions. The Confidential Private Placement Memorandum, dated July 1, 2020, and any amendment thereto prepared in connection with the Offering did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

GT Gain SA acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

5.          CONDITIONS TO CLOSING.

5.1          Conditions to Obligation of the Company. The obligation of the Company to consummate the Exchange shall be subject to the fulfillment, or written waiver by the Company at or prior to the Closing, of each of the following conditions:

(a)          The representations and warranties of Investor and GT Gain SA set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time, except that those that speak as of the date of this Agreement shall be updated;

(b)          GT Gain SA shall have delivered to the Company a certificate of an officer of  GT Gain SA to the effect that the condition set forth in Section 5.1(a) hereof as it relates to GT Gain SA has been satisfied;

(c)          Investor shall have delivered to the Company a certificate of [an officer of] Investor to the effect that the condition set forth in Section 5.1(a) hereof  as it relates to Investor has been satisfied, together with any stock certificates issued to Investor representing the GT Gain Shares, together with a stock power executed in blank; and

(d)          The Company and GT Gain SA shall have entered into separate exchange agreements to exchange shares of the Company’s Common Stock or Series A Preferred Stock for shares of GT Common Stock or Preferred Stock of GT Gain SA with each of the other current stockholders of GT Gain SA, such that after all of the exchange agreements are executed and certificates evidencing securities of GT Gain SA are transferred to the Company, GT Gain SA shall be a wholly owned subsidiary of the Company.

5.2          Conditions to Obligations of Investor. The obligations of Investor to consummate the Exchange shall be subject to the fulfillment or written waiver by Investor, at or prior to the Closing, of each of the following conditions:

(a)          The representations and warranties of the Company set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time, except that those that speak as of the date of this Agreement shall be updated;

(b)          The Company shall [have closed, or] be in a position to close simultaneously with the Exchange with investors, the private placement offering of no less than $8,000,000 of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred”);

(c)          The Company shall have entered into separate exchange agreements to exchange shares of its Common Stock or Series A Preferred Stock for shares of GT Common Stock or Preferred Stock of GT Gain SA with each of the other current stockholders of GT Gain SA, such that after all of the exchange agreements are executed and certificates evidencing securities of GT Gain SA are transferred to the Company, GT Gain SA shall be a wholly owned subsidiary of the Company

(d)          The Company shall have delivered to the Investor a certificate of an officer of the Company to the effect that the conditions set forth in Section 5.2(a), (b) and (c) hereof have been satisfied Company shall [have closed, or] be in a position to close simultaneously with the Exchange with investors, the private placement offering of no less than $8,000,000 of the Company’s Series B Preferred.

6.          MISCELLANEOUS.

6.1          Legends. The Investor acknowledges that the certificate(s) representing the Gain US Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR UNDER THE SECURITIES LAWS, RULES OR REGULATIONS OF ANY STATE; AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES AND THE APPLICABLE STATE SECURITIES LAWS, RULES OR REGULATIONS OR AN EXEMPTION THEREFROM DEEMED ACCEPTABLE BY COUNSEL TO THE COMPANY AND AN OPINION OF COUNSEL TO SUCH EFFECT.”

6.2          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.3          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re‑execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

6.4          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

6.5          Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.6          Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the Investor.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

6.7          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Gain US Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign some or all of its rights hereunder without the consent of the Company.

6.8          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.9          Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

GAIN THERAPEUTICS, INC.

By:
Name:
Title:

INVESTOR:

By:
Name:
Title:

GT GAIN THERAPEUTICS SA

By:
Name:
Title: